CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated January 22, 2009, accompanying the financial statements of Insured Municipals Income Trust, Series 476, California Insured Municipals Income Trust, Intermediate Series 4 and Maryland Investors' Quality Tax-Exempt Trust, Series 90 (included in Van Kampen Focus Portfolios, Municipal Series 462) as of September 30, 2008, and for each of the three years in the period then ended and the financial highlights for the period from October 16, 2003 (date of deposit) through September 30, 2004 and for each of the four years in the period ended September 30, 2008, contained in this Post-Effective Amendment No. 5 to Form S-6 (File No. 333-109395) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

GRANT THORNTON LLP

New York, New York
January 22, 2009